EXHIBIT 21


                 SUBSIDIARIES OF THE REGISTRANT

Domestic Subsidiary                        Foreign Subsidiaries
Westvaco Development Corporation           Rigesa, Ltda.
Summerville, South Carolina                Valinhos, Sao Paulo, Brazil

                                           Westvaco Asia, K.K.
                                           Tokyo, Japan

                                           Westvaco Europe, S.A.
                                           Brussels, Belgium

                                           Westvaco Canada Ltd.
                                           Toronto, Canada

                                           Westvaco Foreign Sales Corporation
                                           Brussels, Belgium

                                           Westvaco Hong Kong, Ltd.
                                           Hong Kong

                                           Westvaco Korea, Ltd.
                                           Seoul, South Korea

                                           Westvaco de Mexico S.A. de C.V.
                                           Mexico City, Mexico

                                           Westvaco Pacific Pty. Limited
                                           Sydney, Australia

                                           Westvaco Singapore Pte., Ltd.
                                           Singapore

                                           Westvaco Specialty Products, S.A.
                                           Brussels, Belgium

                                           Westvaco Svitavy, spol. s r.o.
                                           Svitavy, Czech Republic

                                           Westvaco Taiwan, Ltd.
                                           Taipei, Taiwan

                                           Westvaco Worldwide Distribution, S.A.
                                           Neuchatel, Switzerland